CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 2-75677 on Form N-1A of our report dated March 2, 2020, relating to the financial statements and financial highlights of Segall Bryant & Hamill Small Cap Value Fund, Segall Bryant & Hamill Small Cap Growth Fund, Segall Bryant & Hamill Small Cap Core Fund, Segall Bryant & Hamill All Cap Fund, Segall Bryant & Hamill Emerging Markets Fund, Segall Bryant & Hamill International Small Cap Fund, Segall Bryant & Hamill Fundamental International Small Cap Fund, Segall Bryant & Hamill Global All Cap Fund (formerly known as “Segall Bryant & Hamill Global Large Cap Fund”), Segall Bryant & Hamill Workplace Equality Fund, Segall Bryant & Hamill Short Term Plus Fund, Segall Bryant & Hamill Plus Bond Fund, Segall Bryant & Hamill Quality High Yield Fund, Segall Bryant & Hamill Municipal Opportunities Fund, and Segall Bryant & Hamill Colorado Tax Free Fund, each a series of Segall Bryant & Hamill Trust (the “Trust”), appearing in the Annual Report on Form N-CSR of Segall Bryant & Hamill Trust for the year ended December 31, 2019.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

April 30, 2021